Exhibit 10.6(l)
AMENDED AND RESTATED AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT, dated this 20th day of August,
2001, between IBERIABANK Corporation (the "Corporation"), a Louisiana chartered corporation, IBERIABANK (the "Bank"), a Louisiana-chartered bank and wholly-owned subsidiary of the Corporation, and Daryl G. Byrd (the "Executive"),
amends and restates the agreement among the parties dated July 7, 1999.

W I T N E S S E T H:

WHEREAS, the Corporation and the Bank (collectively the "Employers")
wish to employ the Executive as an executive officer; and

WHEREAS, the Employers desire to be assured of the Executive's active participation in the business of the Employers; and

WHEREAS, in order to induce the Executive to accept employment with the
Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

(a) Base Salary. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

(b) Cause. Termination of the Executive's employment for "Cause"
shall mean, in the good faith determination of the Board of
Directors of each of the Corporation and the Bank and after
giving the Executive Notice of Termination satisfying the
requirements of paragraph (i) below and a reasonable
opportunity to cure, termination because of personal
dishonesty, incompetence in the performance of his duties,
willful misconduct, breach of fiduciary duty involving
personal profit, intentional failure to perform stated
duties, willful violation of any law, rule or regulation

(other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision
of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered
"willful" unless done, or omitted to be done, by the
Executive not in good faith and without reasonable belief
that the Executive's action or omission was in the best
interest of the Employers. Any act, or failure to act, based upon authority given pursuant to a resolution of the Board
or the advice of counsel for the Employers shall be
conclusively presumed to be in good faith and in the
Employers' best interests. The cessation of Executive's
employment shall not be deemed to be for Cause unless and
until there shall have been delivered to him a copy of a
resolution duly adopted by the vote of not less than
three-quarters of the entire membership of the Board at a
meeting called and held for such purpose (after reasonable
notice is provided to the Executive and he is given an
opportunity, together with counsel, to be heard before the
Board), finding that, in the Board's good faith opinion, the
Executive is guilty of the conduct described above, and
specifying the particulars thereof in detail.

(c) Change in Control. "Change in Control" shall mean (i) a
change in control of the Corporation, of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the
Securities Exchange Act of 1934, as amended ("Exchange Act")
or any successor thereto, whether or not any security of the
Corporation is registered under Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if any "person" (as such term is used in
Sections 13(d) and 14(d) of the Exchange Act) is or becomes
the "beneficial owner" (as defined in Rule 13d-3 under the
Exchange Act), directly or indirectly, of securities of the
Corporation representing 25% or more of the combined voting
power of the Corporation's then outstanding securities; (ii)
during any period of two consecutive years, individuals (the
"Continuing Directors") who at the beginning of such period
constitute the Board of Directors of the Corporation (the
"Existing Board") cease for any reason to constitute at
least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the
Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be
considered a Continuing Director unless his or her initial
assumption of office occurs as a result of an actual or
threatened contest with respect to the election or removal

of directors or other actual or threatened solicitation of
proxies by or on behalf of someone other than a Continuing
Director; or (iii) the acquisition of ownership, holding or
power to vote more than 25% of the voting stock of the Bank
by any person other than the Corporation.

(d) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, and "Code 280G Maximum" shall mean the product
of 2.99 and the Executive's "base amount" within the meaning of Section 280G of the Code.

(e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for
Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is
given or as specified in such Notice.

(f) Disability. Termination by the Employers of the Executive's
employment based on "Disability" shall mean termination
because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable
long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify
the Executive for disability benefits under the Federal
Social Security System.

(g) Good Reason. Termination by the Executive of the Executive's
employment for "Good Reason" shall mean termination by the
Executive based on:

(i) Without the Executive's express written consent, the
failure to elect or to reelect or to appoint or to
re-appoint the Executive to the positions of President
and Chief Executive Officer of each of the Corporation
and the Bank or a material adverse change made by the
Employers in the Executive's functions, duties or
responsibilities with the Employers;

(ii) Without the Executive's express written consent, a
reduction by the Employers in the Executive's Base
Salary as the same may be increased from time to time
or, except to the extent permitted by Section 3(b)
hereof, a reduction in the package of fringe benefits
provided to the Executive, taken as a whole;

(iii) The principal executive office of the Employers is
relocated outside of the parishes of Iberia or
Lafayette, Louisiana, or, without the Executive's
express written consent, the Employers require the
Executive to be based anywhere other than an area in
which the Employers' principal executive office is
located, except for reasonably required travel on
business of the Employers;

(iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not
effected pursuant to a Notice of Termination satisfying
the requirements of paragraph (i) below; or

(v) The failure by the Employers to obtain the assumption
of and agreement to perform this Agreement by any
successor as contemplated in Section 8 hereof.

For purposes of this Section 1(g), any good faith determination of "Good Reason"
made by the Executive shall create a rebuttable presumption that "Good Reason"
exists. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the effective date of a Change in Control shall be deemed to be a termination for Good Reason for all purposes of this
Agreement.

(h) IRS. IRS shall mean the Internal Revenue Service.

(i) Notice of Termination. Any purported termination of the
Executive's employment by the Employers for any reason,
including without limitation for Cause, Disability or
Retirement, or by the Executive for any reason, including
without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto.
For purposes of this Agreement, a "Notice of Termination"
shall mean a dated notice which (i) indicates the specific
termination provision in this Agreement relied upon, (ii)
sets forth in reasonable detail the facts and circumstances
claimed to provide a basis for termination of Executive's
employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty
(30) nor more than ninety (90) days after such Notice of
Termination is given, except in the case of the Employers'
termination of Executive's employment for Cause; and (iv) is given in the manner specified in Section 9 hereof.

(j) Protected Period shall mean the period that begins on the date three months before a Change in Control and ends on the later of the third annual anniversary of the Change in
Control or the date this Agreement would have expired had
there been no Change in Control; except that if the
Executive's employment with the Employers is terminated
prior to the first day of this period at the request of a
third party who has taken steps reasonably calculated to
effect a Change of Control or otherwise in connection with
or anticipation of a Change in Control, then the Protected
Period shall commence on the date immediately prior to the
date of such termination.

(k) Retirement. Termination by the Employers of the Executive's
employment based on "Retirement" shall mean voluntary
termination by the Employee in accordance with the
Employers' retirement policies, including early retirement,
generally applicable to their salaried employees.

2. Term of Employment.

(a) The Employers hereby employ the Executive as President and
Chief Executive Officer of the Corporation and President and
Chief Executive Officer of the Bank, and Executive hereby
accepts said employment and agrees to render such services
to the Employers on the terms and conditions set forth in
this Agreement. During the term of this Agreement, the
Executive shall also serve as a director of the Bank and the
Corporation (the parties hereto acknowledge that Executive's re-election as a director of the Corporation will be subject to stockholder approval). The term of employment under this
Agreement shall be for three years, commencing on the date
of this Agreement (the "Commencement Date"), subject to
earlier termination as provided for herein. Beginning on the day which is one year subsequent to the Commencement Date
and on each annual anniversary thereafter (each an
"Anniversary Date"), the term of this Agreement shall be
extended for an additional year, provided that the Employers have not given notice to the Executive in writing at least
90 days prior to any such Anniversary Date that the term of
this Agreement shall not be extended further. Reference
herein to the term of this Agreement shall refer to both
such initial term and such extended terms. Notwithstanding
the foregoing, however, if a Protected Period begins before
this Agreement would otherwise expire, this Agreement shall
continue in full force and effect until the end of the
Protected Period.

(b) During the term of this Agreement, the Executive shall
perform such executive services for the Employers as may be
consistent with his titles and from time to time assigned to him by the Employers' Board of Directors.

3. Compensation and Benefits.

(a) The Employers shall compensate and pay Executive for his services during the term of this Agreement a minimum salary
of $240,000 per year, which may be increased from time to
time in such amounts as may be determined by the Boards of
Directors of the Employers and may not be decreased without
the Executive's express written consent (hereinafter,
referred to as Executive's "Base Salary"). In addition, the
Executive will participate in the Employers' Executive Bonus
Plan.

(b) During the term of the Agreement, Executive shall be
entitled to participate in and receive the benefits of any
pension or other retirement benefit plan, profit sharing,
stock option, employee stock ownership, or other plans,
benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then
duties and responsibilities, as fixed by the Board of
Directors of the Employers. The Employers shall not make any changes in such plans, benefits or privileges which would
adversely affect Executive's rights or benefits thereunder,
unless such change occurs pursuant to a program applicable
to all executive officers of the Employers and does not
result in a proportionately greater adverse change in the
rights of or benefits to Executive as compared with any
other executive officer of the Employers. As of July 7,
1999, the Executive was granted options (the "Stock
Options") to acquire 84,000 shares of the Corporation's
common stock, par value $1.00 per share ("Common Stock") as
well as awards ("RRP Awards") under the Corporation's
Recognition and Retention Plan ("RRP") of 28,000 restricted
shares of Common Stock. The Stock Options and the RRP Awards are subject to the terms and provisions of the Corporation's
1999 Stock Option Plan and its RRP, respectively, and were
granted on a basis consistent with prior options and awards
granted by the Corporation including a seven-year vesting
schedule. Nothing paid to Executive under any plan or
arrangement presently in effect or made available in the
future shall be deemed to be in lieu of the salary payable
to Executive pursuant to Section 3(a) hereof.

(c) During the term of this Agreement, Executive shall be
entitled to paid annual vacation in accordance with the
policies as established from time to time by the Boards of
Directors of the Employers, which shall in no event be less

than three weeks per annum. Executive shall not be entitled
to receive any additional compensation from the Employers
for failure to take a vacation, nor shall Executive be able
to accumulate unused vacation time from one year to the
next, except to the extent authorized by the Boards of
Directors of the Employers.

(d) In the event of termination by the Employers of the
Executive's employment based on Disability (as defined
herein), the Employers shall provide continued medical
insurance for the benefit of the Executive, his spouse and
his minor children for the remaining term of this Agreement, and such insurance shall be comparable to that which is
provided to the Executive as of the date of this Agreement
notwithstanding anything to the contrary in this Agreement;
provided further, in the event of the death of the Executive during the term of this Agreement, the Employers shall
provide said medical insurance for the benefit of the
Executive's spouse and his minor children for the remaining
term of this Agreement.

(e) In the event of the Executive's death during the term of this Agreement, his spouse, estate, legal representative or
named beneficiaries (as directed by the Executive in
writing) shall be paid on a monthly basis the Executive's
annual compensation from the Employers at the rate in effect at the time of the Executive's death for a period of twelve
(12) months from the date of the Executive's death.

4. Expenses. The Employers shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employers, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of
Directors of the Employers. If such expenses are paid in the first instance by
Executive, the Employers shall reimburse the Executive therefor.

5. Termination.

(a) The Employers shall have the right, at any time upon prior
Notice of Termination, to terminate the Executive's
employment hereunder for any reason, including without
limitation termination for Cause, Disability or Retirement,
and Executive shall have the right, upon prior Notice of
Termination, to terminate his employment hereunder for any
reason.

(b) In the event that (i) Executive's employment is terminated by the Employers for Cause, Disability or Retirement or in
the event of the Executive's death, or (ii) unless the
termination occurs under one or more of the circumstances
contemplated by subsection (d) of this Section, in which
case such subsection rather than this subsection shall
control, Executive terminates his employment hereunder other than for Good Reason, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any
period after the applicable Date of Termination other than
as enumerated in subsections 3(d) and 3(e) hereinabove.

(c) Unless the termination occurs under one or more of the
circumstances contemplated by subsection (d) of this
Section, in which case such subsection rather than this
subsection shall control, in the event that Executive's
employment is terminated by the Employers for other than
Cause, Disability, Retirement or the Executive's death or
such employment is terminated by the Executive for Good
Reason or due to a material breach of this Agreement by the
Employers, which breach has not been cured within fifteen
(15) days after a written notice of non-compliance has been
given by the Executive to the Employers, then the Employers
shall, subject to the provisions of Section 6 hereof, if
applicable:

(i) pay to the Executive, in equal monthly installments
beginning with the first business day of the month
following the Date of Termination, a cash severance
amount equal to the greater of (x) the Base Salary
which the Executive would have earned over the
remaining term of this Agreement as of his Date of
Termination or (y) an amount equal to one (1) times the
Executive's Base Salary as of his Date of Termination;
and

(ii) maintain and provide for a period ending at the earlier of (x) the expiration of the remaining term of
employment pursuant hereto prior to the Notice of
Termination or (y) the date of the Executive's
full-time employment by another employer (provided that
the Executive is entitled under the terms of such
employment to benefits substantially similar to those
described in this subparagraph (B), at no cost to the
Executive, the Executive's continued participation in
all group insurance, life insurance, health and
accident, disability and other employee benefit plans,
programs and arrangements in which the Executive was
entitled to participate immediately prior to the Date

of Termination (other than stock option and restricted
stock plans of the Employers), provided that in the
event that the Executive's participation in any plan,
program or arrangement as provided in this subparagraph
(B) is barred, or during such period any such plan,
program or arrangement is discontinued or the benefits
thereunder are materially reduced or such benefits are
less than the benefits provided to Executive
immediately prior to his termination of employment with
the Employers, the Employers shall arrange to provide
the Executive with benefits which (together with any
benefits provided to Executive by another employer in
the event has accepted full-time employment with
another employer) are substantially similar to those
which the Executive was entitled to receive under such
plans, programs and arrangements immediately prior to
the Date of Termination.

(d) In the event that Executive's employment is terminated (i)
for Good Reason within (A) ninety (90) days of an event that occurs during the Protected Period, or (B) thirty (30) days
after the first anniversary of the effective date of a
Change in Control, (ii) without Cause during the Protected
Period, or (iii) by the Executive for any reason other than
Cause within thirty (30) days after a Change in Control,
then the Employers shall, subject to the provisions of
Section 6 hereof, if applicable:

(i) pay to the Executive a cash severance amount equal to
the greater of (x) the Base Salary which the Executive
would have earned over the remaining term of this
Agreement, (y) an amount equal to two (2) times the
Executive's Base Salary as of his Date of Termination
or (z) 100% of his Code S280G Maximum; payable either
(i) in one lump sum within ten days of the later of the
date of the Change in Control and the Executive's last
date of employment with the Employers, or (ii)
according to the schedule elected in duly executed
irrevocable written form by the Board on the date of
approval of this Agreement, but only if filed with the
Employer prior to the date which is 90 days before the
date on which a Change in Control occurs; deferred
amounts shall bear interest from the date on which they
would otherwise be payable until the date paid at a
rate equal to 120% of the applicable federal rate; and

(ii) maintain and provide for a period ending at the earlier of (x) 39 months following termination or (y) the date
of the Executive's full-time employment by another
employer (provided that the Executive is entitled under
the terms of such employment to benefits substantially
similar to those described in this subparagraph (B), at
no cost to the Executive, the Executive's and his
dependants' continued participation in all group
insurance, life insurance, health and accident,
disability and other employee benefit plans, programs
and arrangements in which the Executive was entitled to
participate immediately prior to the Date of
Termination (other than stock option and restricted
stock plans of the Employers), provided that in the
event that the Executive's participation in any plan,
program or arrangement as provided in this subparagraph
(B) is barred, or during such period any such plan,
program or arrangement is discontinued or the benefits
thereunder are materially reduced or such benefits are
less than the benefits provided to Executive
immediately prior to his termination of employment with
the Employers, the Employers shall arrange to provide
the Executive with benefits which (together with any
benefits provided to Executive by another employer in
the event Executive has accepted full-time employment
with another employer) are substantially similar to
those which the Executive was entitled to receive under
such plans, programs and arrangements immediately prior
to the Date of Termination.

(e) If the Executive becomes liable, in any taxable year, for the payment of an excise tax under Section 4999 of the Code
on account of any payments to the Executive pursuant to this
Section 5, and the Employers choose not to contest the
liability or have exhausted all administrative and judicial
appeals contesting the liability, the Employers shall pay
the Executive (i) an amount equal to the excise tax for
which the Executive is liable under Section 4999 of the
Code, (ii) the federal, state, and local income taxes, and
interest if any, for which the Executive is liable on
account of the payments pursuant to item (i), and (iii) any
additional excise tax under Section 4999 of the Code and any federal, state and local income taxes for which the
Executive is liable on account of payments made pursuant to
items (i) and (ii).

(f) This subsection 5(f) applies if the amount of payments to the Executive under subsection 5(e) has not been determined

with finality by the exhaustion of administrative and
judicial appeals. In such circumstances, the Employers and
the Executive shall, as soon as practicable after the event
or series of events has occurred giving rise to the
imposition of the excise tax, cooperate in determining the
amount of the Executive's excise tax liability for purposes
of paying the estimated tax. The Executive shall thereafter
furnish to the Employers or their successors a copy of each
tax return which reflects a liability for an excise tax
under Section 4999 of the Code at least 20 days before the
date on which such return is required to be filed with the
IRS. The liability reflected on such return shall be
dispositive for the purposes hereof unless, within 15 days
after such notice is given, the Employers furnish the
Executive with a letter of the auditors or tax advisor
selected by the Employers indicating a different liability
or that the matter is not free from doubt under the
applicable laws and regulations and that the Executive may,
in such auditor's or advisor's opinion, cogently take a
different position, which shall be set forth in the letter
with respect to the payments in question. Such letter shall
be addressed to the Executive and state that he is entitled
to rely thereon. If the Employers furnish such a letter to
the Executive, the position reflected in such letter shall
be dispositive for purposes of this Agreement, except as
provided in subsection 5(g) below.

(g) Notwithstanding anything in this Agreement to the contrary, if the Executive's liability for the excise tax under
Section 4999 of the Code for a taxable year is subsequently
determined to be less than the amount paid by the Employers
pursuant to subsection 5(f), the Executive shall repay the
Employers at the time that the amount of such excise tax
liability is finally determined, the portion of such income
and excise tax payments attributable to the reduction (plus
interest on the amount of such repayment at the rate
provided on Section 1274(b)(2)(B) of the Code and if the
Executive's liability for the excise tax under Section 4999
of the Code for a taxable year is subsequently determined to exceed the amount paid by the Employers pursuant to Section
5, the Employers shall make an additional payment of income
and excise taxes in the amount of such excess, as well as
the amount of any penalty and interest assessed with respect thereto at the time that the amount of such excess and any
penalty and interest is finally determined.

(h) (i) Not later than ten business days after a Change in Control, the Corporation shall (x) establish a grantor trust
(the "Trust") designed in accordance with Revenue Procedure
92-64 and having a trustee independent of the Corporation

and the Bank, (y) deposit in said Trust an amount equal to
the amount payable under subsection 5(d)(i), unless the
Executive has previously provided a written release of any
claims under this Agreement, and (z) provide the trustee of
the Trust with a written direction to hold said amount and
any investment return thereon in a segregated account for
the benefit of the Executive, and to follow the procedures
set forth in the next paragraph as to the payment of such
amounts from the Trust; and

(ii) During the 39-consecutive month period after a Change in
Control, the Executive may provide the trustee of the Trust
with a written notice requesting that the trustee pay to the
Executive an amount designated in the notice as being
payable pursuant to this Agreement. Within three business
days after receiving said notice, the trustee of the Trust
shall pay such amount to the Executive, and coincidentally
shall provide the Corporation or its successor with notice
of such payment. Upon the earlier of the Trust's final
payment of all amounts due under the preceding paragraph or
the date 39 months after the Change in Control, the trustee
of the Trust shall pay to the Corporation the entire balance remaining in the segregated account maintained for the
benefit of the Executive. The Executive shall thereafter
have no further interest in the Trust.

6. Mitigation; Exclusivity of Benefits.

(a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or
otherwise, nor shall the amount of any such benefits be
reduced by any compensation earned by the Executive as a
result of employment by another employer after the Date of
Termination or otherwise.

(b) The specific arrangements referred to herein are not
intended to exclude any other benefits which may be
available to the Executive upon a termination of employment
with the Employers pursuant to employee benefit plans of the
Employers or otherwise.

7. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

8. Assignability. The Employers may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The
Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

9. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Employers:

IBERIABANK Corporation

IBERIABANK

1101 East Admiral Doyle Drive
New Iberia, Louisiana 70560

To the Executive: Daryl G. Byrd

10. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employers to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this
Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of
Louisiana.

12. Nature of Obligations. Except as specifically provided herein, nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the

Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

13. Expense Reimbursement. In the event that any dispute arises between the Executive and the Bank or the Corporation as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Executive takes to enforce the terms of this
Agreement or to defend against any action taken by the Bank or the Corporation, they shall reimburse the Executive for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions.
Such reimbursement shall be paid within ten days of Executive's furnishing to the Bank or the Corporation written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Executive.

14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17. Regulatory Prohibition. Notwithstanding any other provision of this
Agreement to the contrary, any payments made to the Executive pursuant to this
Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C.S1828(k)) and any regulations promulgated thereunder.

18. Arbitration. The Executive acknowledges that, concurrently herewith, he is entering into the "IBERIABANK Arbitration Agreement." Any and all payments and benefits provided for under the terms of this Agreement shall be subject to the terms of such Arbitration Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

IBERIABANK CORPORATION

By: /s/ William H. Fenstermaker
---------------------------
William H. Fenstermaker
Chairman of the Board

Attest: IBERIABANK

/s/ Victoria Vincent
-------------------------

By: /s/ William H. Fenstermaker
---------------------------
William H. Fenstermaker
Chairman of the Board

Witness: DARYL G. BYRD

/s/ Cindy Leger
--------------------

By: /s/ Daryl G. Byrd
-----------------
Daryl G. Byrd, Individually